American Funds Mortgage Fund

February 28, 2014

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$1,089
Class B	$2
Class C	$55
Class F1	$44
Class F2	$69
Total	$1,259
Class 529-A	$73
Class 529-B	$1
Class 529-C	$18
Class 529-F1	$30
Class 529E	$8
Class R-1	$6
Class R-2	$8
Class R-3	$13
Class R-4	$11
Class R-5	$42
Class R-6	$5,079
Total	$5,289

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0712
Class B	$0.0312
Class C	$0.0293
Class F1	$0.0682
Class F2	$0.0820
Class 529-A	$0.0661
Class 529-B	$0.0264
Class 529-C	$0.0261
Class 529-E	$0.0516
Class 529-F1	$0.0749
Class R-1	$0.0929
Class R-2	$0.0410
Class R-3	$0.0633
Class R-4	$0.0741
Class R-5	$0.0843
Class R-6	$0.0867

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	13,509
Class B	63
Class C	1,566
Class F1	592
Class F2	825
Total	16,555
Class 529-A	1,056
Class 529-B	16
Class 529-C	446
Class 529-F1	433
Class 529E	159
Class R-1	34
Class R-2	164
Class R-3	174
Class R-4	129
Class R-5	486
Class R-6	66,472
Total	69,569

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$10.03
Class B	$10.02
Class C	$10.02
Class F1	$10.03
Class F2	$10.04
Class 529-A	$10.03
Class 529-B	$10.01
Class 529-C	$10.01
Class 529-F1	$10.03
Class 529E	$10.03
Class R-1	$10.02
Class R-2	$10.02
Class R-3	$10.03
Class R-4	$10.03
Class R-5	$10.03
Class R-6	$10.03